Exhibit 5.1
April 25, 2006
The Board of Directors
of The Greenbrier Companies, Inc.
     Re: Post-Effective Amendment No. 2 to Registration Statement on Form S-8
Gentlemen:
          We have acted as counsel to The Greenbrier Companies, Inc., an Oregon corporation (the “Company”), in connection with the preparation of Post-Effective Amendment No. 2 (the “Amendment”) to Registration Statement on Form S-8 (Registration No. 33-80869) (the “Registration Statement”), to be filed with the Securities and Exchange Commission as a result of the Company’s reincorporation from Delaware to Oregon and with respect to shares of Common Stock of the Company issuable under the Company’s 1994 Stock Incentive Plan (the “Plan”, and such shares of Common Stock collectively, the “Shares”).
          We have reviewed the corporate actions of the Company in connection with this matter and have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents or other evidence as we have deemed necessary or appropriate for the purposes of the opinion hereinafter expressed.
          Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that (1) the issuance by the Company of the Shares has been duly authorized by all necessary corporate action of the Company and (2) when the Company issues the Shares as contemplated by the Registration Statement and in accordance with the Plan (and in accordance with the terms of any written options, option certificates or agreements, stock grant certificates or agreements or other agreements which are issued or entered into pursuant to the terms and conditions of the Plan) and receives consideration therefor in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable. We are members of the bar of the State of Oregon and are expressing our opinion only as to matters of Oregon law.
          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Amendment. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the Act.
Very truly yours,
/s/ Tonkon Torp LLP
Tonkon Torp LLP

9